UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
December 11, 2007

NL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On December 11 2007, the registrant’s board of directors approved pursuant to an unanimous written consent effective December 1, 2007 an amendment and restatement of Article IX of the registrant’s by-laws to allow for uncertificated shares of the registrant in order for such shares to be eligible for participation in the Direct Registration System of the Depository Trust Company by January 1, 2007.  This system will allow for the electronic issuance and transfer of uncertificated shares of NL common stock.  In addition, the amendment added certain additional language regarding:

•	requirements for stock certificates;

•	lost of stolen stock certificates;

•	the registrant’s right to recognize the exclusive right of a person registered on its books as the owner of shares; and

•	restrictions on transfers of shares

Pursuant to the amendment and restatement, Article IX of the registrant’s by-laws reads in its entirety as follows:

ARTICLE IX
STOCK CERTIFICATES

9.1            Form.  The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares.  Every holder of uncertificated shares of the Corporation shall be entitled upon request to have a stock certificate issued to such holder signed by the chairman of the board, the president or any vice-president, and may be countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, certifying to the number of shares owned by such shareholder.  Any and all signatures upon a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom either certificated or uncertificated shares are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.  Notwithstanding any other provision in these By-Laws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements or certificates, and as may be required by applicable law, which system has been approved by the U.S. Securities and Exchange Commission.  Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

9.2           Transfers.  Transfers of stock shall be made only upon the transfer books of the Corporation or respective transfer agents designated to transfer the several classes of stock and, in the case of shares represented by a certificate or certificates, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

9.3           Lost or Destroyed Certificates.  The Corporation may issue a new stock certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation shall, except as otherwise determined by the board of directors, the chairman of the board, the president, the chief executive officer any vice-president or other authorized officer, require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

9.4           Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of another person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of New Jersey.

9.5           Restrictions on Transfers of Shares.  Notice of any restriction on the transfer of shares of the Corporation’s stock shall be placed on each certificate of stock issued, or in the case of uncertificated shares, contained in the notice sent to the registered holder of such shares, in addition to such other requirements of the laws of the State of New Jersey for such certificate or notice.

Prior to such amendment, Article IX of the registrant’s by-laws read in its entirety as follows:

ARTICLE IX
TRANSFER OF STOCK

Shares of stock of the Corporation shall be transferred only on the books of the Corporation by the holder thereof, in person or by his attorney duly authorized thereto in writing, upon the surrender of the certificate therefor.  Whenever any transfer shall be made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer.

In the case of loss or destruction of a certificate of shares of stock, another may be issued in its place, upon proof of such loss and the giving of a satisfactory bond of indemnity.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	Item No.	Description

	3.1*	Restated By-Laws of NL Industries, Inc. as of December 1, 2007

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL Industries, Inc.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: December 17, 2007	A. Andrew R. Louis, Secretary

Exhibit Index

Item No.	Description

3.1*	Restated By-Laws of NL Industries, Inc. as of December 1, 2007

* Filed herewith.